Exhibit 16

May 12, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Veramark Technologies Inc. Form 8-K dated May 5, 2004, and we agree with the statements made therein.

Yours Truly,

/s/ Deloitte & Touche LLP
Rochester, New York